Exhibit 23.2
                               CONSENT OF COUNSEL
                               Tolan Furusho, Esq.
                          Law Offices of Tolan Furusho
                         2200 112th Avenue NE, Suite 200
                               Bellevue, WA 98004
                                 (425) 785-6617
January 27, 2003

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: EKnowledge Group, Inc. - Form S-8

Gentlemen:
I have acted as counsel to EKnowledge Group, Inc. ., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 150,000,000 shares of its common stock ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003, as well as the registration of 100,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.
Very truly yours,

/s/Tolan Furusho
Tolan Furusho, Esq.